Exhibit 5.2

One Shell Plaza 910 Louisiana Houston, Texas 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING Brussels DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH San francisco WASHINGTON

July 29, 2016

Civeo Corporation

Three Allen Center

333 Clay Street, Suite 4980

Houston, Texas 77002

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Civeo Corporation, a British Columbia, Canada limited company (the “Company”), on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by the Company from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $300,000,000, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (i) common shares, no par value, of the Company, (ii) preferred shares, no par value, of the Company, (iii) senior debt securities of the Company (the “Senior Debt Securities”), (iv) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) and (v) warrants to purchase any combination of Debt Securities, common shares, preferred shares or other securities of the Company or any other entity (the “Warrants”). The securities referred to in the foregoing clauses (i) through (v) are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.

Each series of Senior Debt Securities is to be issued pursuant to an indenture to be entered into between the Company and the trustee thereunder (the “Senior Indenture”); and each series of Subordinated Debt Securities is to be issued pursuant to an indenture to be entered into between the Company and the trustee thereunder (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”). Each Indenture is to be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of the forms of Senior Indenture and Subordinated Indenture (each in the form to be filed as an exhibit to the Registration Statement) and corporate records of the Company, including minute books of the Company, as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinion hereinafter expressed. In giving such opinions below, we have relied, to the extent we deemed proper, without independent investigation, upon the certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby. In making our examination, we have assumed that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and complete, all documents submitted to us as certified or photostatic copies are true and correct copies of the originals of such documents and such original copies are authentic and complete.

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In connection with this opinion, we also have assumed that:

(a)     the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(b)     a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(c)     all Securities will be offered, issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(d)     the Board of Directors of the Company or, to the extent permitted by applicable law and the governing documents of the Company, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

(e)     a definitive purchase, underwriting or similar agreement with respect to any Securities being offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (the “Purchase Agreement”);

(f)     any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(g)     all Securities, and any certificates in respect thereof, will be delivered either (i) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

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(h)     in the case of a series of Debt Securities, (i) an indenture substantially in the form of the Senior Indenture or the Subordinated Indenture, as the case may be, will have been duly authorized, executed and delivered by the Company and the trustee thereunder and will not include any provision that is unenforceable, (ii) the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable, (iii) the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended, and (iv) forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;

(i)     in the case of Warrants, (i) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto, (ii) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company, (iii) such Warrants and such warrant agreement will be governed by New York law and will not include any provision that is unenforceable and (iv) such Warrants or certificates representing such Warrants will have been duly executed, countersigned and registered in accordance with the provisions of such warrant agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor; and

(j)     the Securities and any related contracts, agreements, indentures and instruments will be duly executed and delivered in substantially the form reviewed by us prior to issuance of such Securities.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Debt Securities and Warrants included in the Securities will, when issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general principles of equity (whether considered in a proceeding in equity or at law) and comity and (b) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

The opinion set forth above is limited in all respects to matters of the contract law of the State of New York and applicable federal laws of the United States, each as currently in effect. Various issues concerning Canadian law are addressed in the opinion of Dentons Canada LLP, separately provided to you. We express no opinion herein with respect to the matters covered in such opinion, and to the extent elements of such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.